UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 29, 2008
Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101

(Address of principal executive offices including zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

East West Bancorp, Inc.

Current Report of Form 8-K

ITEM 1.01 Entry Into a Material Definitive Agreement.

On December 29, 2008, the Board of Directors of East West Bancorp, Inc. (the “Company”) approved an amended and restated Employment Agreement with Dominic Ng, Chairman, President and Chief Executive Officer.  This Agreement contains substantially the same material terms and conditions and has been designed to comply with Section 409A by clarifying that the date of termination is the date of separation from service; providing for a possible six month delay in payment and other items.  In addition, in accordance with the regulations under the capital purchase program under the Troubled Asset Relief Program, the agreement has been amended to provide that certain bonuses shall be subject to recovery, or claw back, by the Company. The agreement has also been amended to prohibit the payment of any excess parachute payments as that term is defined under the Troubled Asset Relief Program during the periods covered by the program.

A copy of the amended and restated agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the amendments to the agreement is qualified in its entirety by reference to the full text of each of the respective agreements.

Similar agreements and amendments were approved for other executive officers who have an employment agreement with the Company.  A copy of the forms of such agreements is attached hereto as Exhibits 10.2 and 10.3.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2008 the Board of Directors of the Company adopted and approved amendments and restatements of certain compensatory arrangements applicable to the Chief Executive Officer and certain other of the named executive officers of the Company known as supplemental executive retirement plans.   The primary purpose of the changes to these agreements is to comply with the documentation requirements of the final regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), which provides in relevant part for rules regarding deferred compensation arrangements.  In addition, in accordance with Section 409A and with input from its compensation consultant, the Compensation Committee also approved that participants may elect to change the distributions under the Plan as set forth therein.

A copy of the amended and restated agreements is attached hereto as Exhibit 10.4 and incorporated herein by reference. The foregoing description of the amendments to the agreement is qualified in its entirety by reference to the full text of each of the respective agreements.

ITEM 9.01 Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(d) Exhibits

10.1         Amended and Restated Employment Agreement with Dominic Ng

10.2         Executive Employment Agreement

10.3         Amendment to Executive Employment Agreement

10.4         Amended and Restated Supplemental Executive Retirement Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2008

EAST WEST BANCORP, INC.

By:	/s/ Douglas P. Krause
Douglas P. Krause Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Number Description
10.1	Amended and Restated Employment Agreement with Dominic Ng
10.2	Executive Employment Agreement
10.3	Amendment to Executive Employment Agreement
10.4	Amended and Restated Supplemental Executive Retirement Plan

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